    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1999
                                                              Registration No.
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                           SEAGULL ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


            TEXAS                                              74-1764876
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                                   1001 FANNIN
                                   SUITE 1700
                            HOUSTON, TEXAS 77002-6714
          (Address of principal executive offices, including zip code)

                      ------------------------------------


                           SEAGULL ENERGY CORPORATION
                             1998 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                 WILLIAM L. TRANSIER, EXECUTIVE VICE PRESIDENT
                           AND CHIEF FINANCIAL OFFICER
                             1001 FANNIN, SUITE 1700
                             HOUSTON, TX 77002-6714
                     (Name and address of agent for service)

                                 (713) 951-4700
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                  J. Mark Metts
                             Vinson & Elkins L.L.P.
                              2300 First City Tower
                             Houston, TX 77002-6760


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
Title of securities to        Amount to be          Proposed maximum        Proposed maximum            Amount of
     be registered             registered          offering price per      aggregate offering        registration fee
                                                        unit (1)                price (1)
----------------------------------------------------------------------------------------------------------------------
   Common stock, par        2,500,000 shares             $9.6562               $24,140,500               $6,712.00
    value $.10 (2)
======================================================================================================================

(1) Estimated solely for purposes of calculating registration fee, in accordance with Rule 457(h), on the basis of (i) the weighted average price of $11.9356 per share at which outstanding awards have been granted and (ii) the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the New York Stock Exchange of $5.3125 per share for the Registrant's Common Stock on January 27, 1999, for the remaining 860,397 shares registered hereunder, for which a price is not known.

(2) This Registration Statement also pertains to rights to purchase shares of Series B Junior Participating Preferred Stock of the Registrant. One right is attached to and trades with each share of the Registrant's Common Stock. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Registrant's Common Stock. Any value attributable to such rights is reflected in the market price of the Registrant's Common Stock.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Seagull Energy Corporation (Exchange Act Registration No. 1-8094), a Texas corporation (the "Registrant"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, as well as the Form 10-Q/A No. 1 (which amended the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and which was filed on January 27, 1999);

         (c) Current Reports on Form 8-K filed with the Commission on June 4, 1998 and December 1, 1998;

         (d) the description of Registrant's Common Stock contained in the Registration Statement on Form 8-A declared effective by the Commission on January 30, 1981, together with the amendments on Form 8 filed with the Commission on January 29, 1981, January 30, 1981 and October 28, 1991; and

         (e) the description of Registrant's Series B Junior Participating Preferred Stock and related rights contained in the Registration Statement on Form 8-A filed with the Commission on March 17, 1989.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         J. Evans Attwell serves as a director of the Registrant. Mr. Attwell is also an attorney with Vinson & Elkins L.L.P., counsel to the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interest. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was not opposed to the corporation's best interest. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

         Article VI of the Registrant's Bylaws requires the indemnification of officers and directors to the fullest extent permitted by the Texas Business Corporation Act. The Registrant also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Act").

         Reference is made to Article Eleven of the Articles of Incorporation of the Registrant, which was adopted by the Registrant's shareholders on May 11, 1988 and which provides as follows:

                                 "ARTICLE ELEVEN

                  A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability
         (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
         (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) for acts or omissions for which the liability of a director is expressly provided for by statute; or (v) for acts related to an unlawful stock repurchase or dividend payment. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not liable as set forth in the preceding sentences, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director."

         Effective as of August 28, 1989, Article 7.06.B of the Texas Miscellaneous Corporation Laws Act was amended to read in its entirety as follows:

                  "B.    The articles of incorporation of a corporation may
         provide that a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this article does not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

                           (1) a breach of the director's duty of loyalty to the corporation or its shareholders or members;

                           (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                           (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                           (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         4.1      --       Articles of Incorporation of the Registrant, as
                           amended, and that certain Statement of Resolution
                           Establishing Series of Shares of Series B Junior
                           Participating Preferred Stock of Seagull Energy
                           Corporation filed March 21, 1989 with the Secretary of State of the State of Texas (incorporated by reference to Exhibit 3.1 to Quarterly Report of Registrant on Form 10-Q for the quarter ended June
                           30, 1998).

         4.2      --       Bylaws of the Registrant, as amended through March 7,
                           1997 (incorporated by reference to Exhibit 4.9 to Registration Statement (File No. 333-34841) on Form S-3 of Registrant filed with the Commission on September 18, 1997).

         4.3     --        Amended and Restated Rights Agreement dated March 17,
                           1989, as amended effective June 13, 1992, and amended and restated as of December 12, 1997, between the Registrant and BankBoston, N.A. (as successor to NCNB
                           Texas National Bank), including Form of Statement of
                           Resolution Establishing the Series of Shares of
                           Series B Junior Participating Preferred Stock, the
                           Form of Right Certificate and Form of Summary of
                           Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 2 to Current Report of Registrant on Form 8-K dated December 15, 1997).

         4.4     --        Amendment No. 1 to Amended and Restated Rights
                           Agreement, dated as of November 24, 1998, by and between the Registrant and BankBoston, N.A.
                           (incorporated by reference to Exhibit 4.1 to Current
                           Report on Form 8-K dated November 24, 1998).

         4.5     --        Seagull Energy Corporation 1998 Omnibus Stock Plan
                           (incorporated by reference to Exhibit 10.1 to Quarterly Report of Registrant on Form 10-Q for the quarter ended June 30, 1998).

         5.1     --        Opinion of Vinson & Elkins L.L.P. regarding legality.

         23.1    --        Consent of Vinson & Elkins L.L.P. (set forth in
                           Exhibit 5.1).

         23.2    --        Consent of KPMG LLP.

         23.3    --        Consent of Ryder Scott Company, independent petroleum
                           engineers.

         23.4    --        Consent of DeGolyer and MacNaughton, independent
                           consulting petroleum engineers.

         23.5    --        Consent of Netherland, Sewell & Associates, Inc.,
                           independent consulting petroleum engineers.

         24.1    --        Powers of Attorney (set forth in signature page).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 28, 1999.


                                      SEAGULL ENERGY CORPORATION


                                      By:  /s/ James T. Hackett
                                           ------------------------------------
                                               James T. Hackett
                                               Chairman of the Board, President
                                               and Chief Executive Officer


         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints James T. Hackett and William L. Transier, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                                            TITLE                                      DATE
         ---------                                            -----                                      ----
       /s/ James T. Hackett                          Chairman of the Board,                         January 28, 1999
-------------------------------------                President and Chief Executive Officer
         James T. Hackett                            (Principal Executive Officer)



       /s/ Barry J. Galt                             Chairman of the Board and Director             January 28, 1999
-------------------------------------
         Barry J. Galt



      /s/ William L Transier                         Executive Vice President and                   January 28, 1999
-------------------------------------                Chief Financial Officer and
         William L. Transier                         (Principal Financial Officer)


        /s/ Gordon L. McConnell                      Vice President and Controller                  January 28, 1999
-------------------------------------                (Principal Accounting Officer)
         Gordon L. McConnell


       /s/ J. Evans Attwell                          Director                                       January 28, 1999
-------------------------------------
         J. Evans Attwell


        /s/ Richard J. Burgess                       Director                                       January 28, 1999
-------------------------------------
         Richard J. Burgess


        /s/ Milton Carroll                           Director                                       January 28, 1999
-------------------------------------
         Milton Carroll


        /s/ Thomas H. Cruikshank                     Director                                       January 28, 1999
-------------------------------------
         Thomas H. Cruikshank


        /s/ Peter J. Fluor                           Director                                       January 28, 1999
-------------------------------------
         Peter J. Fluor


        /s/ Dee S. Osborne                           Director                                       January 28, 1999
-------------------------------------
         Dee S. Osborne


        /s/ Sidney R. Petersen                       Director                                       January 28, 1999
-------------------------------------
         Sidney R. Petersen


        /s/ Sam F. Segnar                            Director                                       January 28, 1999
-------------------------------------
         Sam F. Segnar


        /s/ Robert F. Vagt                           Director                                       January 28, 1999
-------------------------------------
         Robert F. Vagt


        /s/ R. A. Walker                             Director                                       January 28, 1999
-------------------------------------
         R. A. Walker

                                  EXHIBIT INDEX

EXHIBIT NUMBER                     DESCRIPTION
--------------                     -----------
         4.1      --       Articles of Incorporation of the Registrant, as
                           amended, and that certain Statement of Resolution
                           Establishing Series of Shares of Series B Junior
                           Participating Preferred Stock of Seagull Energy
                           Corporation filed March 21, 1989 with the Secretary
                           of State of the State of Texas (incorporated by
                           reference to Exhibit 3.1 to Quarterly Report of
                           Registrant on Form 10-Q for the quarter ended June
                           30, 1998).

         4.2      --       Bylaws of the Registrant, as amended through March 7,
                           1997 (incorporated by reference to Exhibit 4.9 to
                           Registration Statement (File No. 333-34841) on Form
                           S-3 of Registrant filed with the Commission on
                           September 18, 1997).

         4.3     --        Amended and Restated Rights Agreement dated March 17,
                           1989, as amended effective June 13, 1992, and amended
                           and restated as of December 12, 1997, between the
                           Registrant and BankBoston, N.A. (as successor to NCNB
                           Texas National Bank), including Form of Statement of
                           Resolution Establishing the Series of Shares of
                           Series B Junior Participating Preferred Stock, the
                           Form of Right Certificate and Form of Summary of
                           Rights to Purchase Preferred Shares (incorporated by
                           reference to Exhibit 2 to Current Report of
                           Registrant on Form 8-K dated December 15, 1997).

         4.4     --        Amendment No. 1 to Amended and Restated Rights
                           Agreement, dated as of November 24, 1998, by and
                           between the Registrant and BankBoston, N.A.
                           (incorporated by reference to Exhibit 4.1 to Current
                           Report on Form 8-K dated November 24, 1998).

         4.5     --        Seagull Energy Corporation 1998 Omnibus Stock Plan
                           (incorporated by reference to Exhibit 10.1 to
                           Quarterly Report of Registrant on Form 10-Q for the
                           quarter ended June 30, 1998).

         5.1     --        Opinion of Vinson & Elkins L.L.P. regarding legality.

         23.1    --        Consent of Vinson & Elkins L.L.P. (set forth in
                           Exhibit 5.1).

         23.2    --        Consent of KPMG LLP.

         23.3    --        Consent of Ryder Scott Company, independent petroleum
                           engineers.

         23.4    --        Consent of DeGolyer and MacNaughton, independent
                           consulting petroleum engineers.


         23.5    --        Consent of Netherland, Sewell & Associates, Inc.,
                           independent consulting petroleum engineers.

         24.1    --        Powers of Attorney (set forth in signature page).
